Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267788
PROSPECTUS SUPPLEMENT
(to Prospectus dated October 7, 2022)
Tilray Brands, Inc.

Up to 1,471,295 Shares of Common Stock Underlying Warrants
This prospectus supplement supplements our prospectus dated October 7, 2022, and relates to the issuance and sale of up to 1,471,295 shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of currently outstanding warrants (the “Warrants”) to purchase shares of Common Stock pursuant to the terms and conditions of an arrangement agreement, dated as of April 10, 2023, as amended on June 1, 2023 (as amended, the “Arrangement Agreement”), that we have entered into with HEXO Corp. (“HEXO”) to acquire all of the outstanding securities of HEXO (the “Transaction”). The Warrants were previously exercisable for common shares of HEXO, and the issuance of such common shares upon exercise of the Warrants was previously registered by HEXO with the U.S. Securities and Exchange Commission (the “SEC”). Pursuant to the Arrangement Agreement, the Warrants were adjusted such that upon exercise the holders thereof are entitled to receive, after adjustments to reflect the arrangement and the applicable exchange ratio, Common Stock.
Shares of our Common Stock are listed on The Nasdaq Global Select Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”) under the trading symbol “TLRY”. On June 21, 2023, the last sale price of shares of our Common Stock was $1.58 per share on Nasdaq and C$2.11 per share on the TSX.
Investing in our Common Stock involves risks. See “Risk Factors” on page S-2 of this prospectus supplement, and on page 4 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus supplement is dated June 22, 2023

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On October 7, 2022, we filed with the SEC a registration statement on Form S-3 (File No. 333-267788) (the “Registration Statement”) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which Registration Statement became effective automatically upon filing.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. We urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated therein and herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus supplement is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Unless the context requires otherwise, references in this prospectus supplement to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray Brands, Inc. and its wholly-owned subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus supplement, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
S-ii

TILRAY BRANDS, INC.
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our Common Stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page S-2 and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our Common Stock. Unless the context otherwise requires, we use the terms “Tilray,” “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to Tilray Brands, Inc. and, where appropriate, our consolidated subsidiaries.
Our Company
Tilray is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, New Zealand and Latin America that is changing people’s lives for the better - one person at a time - by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages..
Corporate Information
Tilray Brands, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, Tilray Brands, Inc. operated its business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly-owned subsidiary of Privateer Holdings, Inc. (“Privateer Holdings”) to hold a 100% ownership interest in Tilray Brands, Inc.’s direct and indirect subsidiaries through which Tilray Brands, Inc. operated its business. Decatur was dissolved on December 27, 2018.
On December 12, 2019, Privateer Holdings merged with and into a wholly owned subsidiary of Tilray pursuant to the agreement and plan of merger and reorganization.
Pursuant to an arrangement agreement, dated as of December 15, 2020, as amended on February 19, 2021, between Tilray and Aphria Inc. (“Aphria”), Tilray implemented an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) in accordance with a plan of arrangement. The Arrangement was completed on April 30, 2021.
On January 10, 2022, Tilray, Inc. changed its corporate name to Tilray Brands, Inc., pursuant to a second certificate of amendment of the amended and restated certificate of incorporation filed with the Delaware Secretary of State (the “Name Change”), and amended and restated its Bylaws on that same date to reflect the Name Change.
On March 16, 2023, Tilray’s stockholders formally approved a proposal to amend its certificate of incorporation (the “Charter Amendment”), which modified Tilray’s existing certificate of incorporation by canceling its Class 1 Common Stock and re-allocating such authorized shares to Class 2 Common Stock. In addition, the Charter Amendment reclassified each issued and outstanding share of Class 2 Common Stock as one share of Common Stock of Tilray.
Tilray’s principal executive offices are located at 265 Talbot Street West, Leamington, Ontario, Canada and its telephone number is (844) 845-7291. Its corporate website address is www.tilray.com. Information contained on or accessible through such website is not a part of this prospectus supplement, and the inclusion of the website address in this prospectus supplement is an inactive textual reference only.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in the accompanying prospectus, described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as amended, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein). The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, constitute forward-looking information or forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook. Forward-looking statements are typically identified by words such as “expect”, “intend”, “anticipate”, “believe”, “contemplate”, “foresee”, “forecast”, “future”, “could”, “enable”, “potential”, “estimate”, “project”, “goal”, “plan”, “seek”, “strive”, “will”, “would”, “may” and “should” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect current beliefs of management with respect to future events and are based on information currently available to management including based on reasonable assumptions, estimates, internal and external analysis and opinions of management concerning its experience, perception of trends, current conditions and expected developments as well as other factors that management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Any information or statements that are contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements with regards to:
•	estimates of our financial information, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;
•	estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;
•	our expectation to have scalable medical and adult-use cannabis platforms to strengthen the leadership position in Canada, internationally, and eventually in the United States;
•	our position in the European cannabis markets, and our ability to leverage our current European platforms;
•	strategic and financial benefits in connection with the Arrangement;
•	the legalization of cannabis in the United States and our position to compete in the United States;
•	projected growth in our market share and the European market; and
•	our expectation to offer a diversified and branded product offering and distribution footprint, world-class cultivation, processing and manufacturing facilities.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are subject to inherent risks and uncertainties and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. The factors which could cause results to differ from current expectations include, but are not limited to:
•
our ability to achieve a return on our investments in HEXO (including our recent agreement to acquire all of the outstanding common shares of HEXO) and MedMen Enterprises Inc., and our ability to achieve expected production efficiencies and cost savings from our commercial transactions with HEXO;

•	our dependence on regulatory approvals and licenses, ongoing compliance and reporting obligations, and timely renewals;
•	evolving government regulations, and the impact of any unfavorable changes or the absence of commercial legalization on our ability to conduct our business and the potential expansion of our business;
•	adverse changes or developments affecting our production and processing facilities;

•	current and anticipated competition, including substantial competition in the beer industry and the broader market for alcoholic beverage products;
•	regulatory constraints on our ability to market and distribute our products in Canada;
•	U.S. regulations relating to hemp-derived CBD products;
•	changes in consumer preferences or public attitudes about alcohol that could decrease demand for our beverage alcohol products;
•	our ability to achieve or maintain profitability in the future;
•	litigation, arbitration and demands, which could result in significant liability and costs, and impact our resources and reputation;
•	our strategic alliances and other third-party business relationships may not achieve the intended beneficial impact and expose us to risks;
•	our ability to successfully identify and execute future acquisitions, dispositions or other equity transactions or to successfully manage the impacts of such transactions on our operations;
•	risks inherent in an agricultural business, including the risk of crop failure;
•	our dependence on significant customers for a substantial portion of our revenue;
•	our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources;
•	significant interruptions in our access to certain supply chains for key inputs such as raw materials, supplies, electricity, water and other utilities may impair our operations;
•	our ability to successfully establish and maintain effective internal controls over financial reporting;
•	volatility and fluctuations in the price of our common stock;
•
the impact of the terms of our outstanding warrants on our ability to raise additional equity capital or pursue acquisitions, which may impact funding of our ongoing operations and cause significant dilution to existing stockholders;

•	our ability to raise the funds necessary to settle conversions of the convertible securities in cash or to repurchase the convertible securities upon a fundamental change; and
•	other risks generally applicable to our industry and the conduct of our business.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
Additional information on these and other factors that could affect our operations or financial results are included in reports filed by us with applicable securities regulatory authorities and may be accessed through EDGAR (www.sec.gov). These risks and other factors are also discussed in more detail in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. We cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of the document containing the applicable statement. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompany prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

DESCRIPTION OF THE ARRANGEMENT AGREEMENT
On April 10, 2023, we entered into the Arrangement Agreement with HEXO to acquire all of the common shares (“HEXO Common Shares”) and preferred shares (“HEXO Preferred Shares”) of HEXO pursuant to a plan of arrangement (the “Plan of Arrangement”). The Arrangement Agreement was amended on June 1, 2023 to amend certain of its terms.
Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, each HEXO Common Share outstanding immediately prior to the effective time of the Plan of Arrangement (the “Effective Time”) was transferred to Tilray in exchange for 0.4352 of a share (the “Common Exchange Ratio”) of Common Stock. Each HEXO Preferred Share outstanding immediately prior to the Effective Time was transferred to Tilray in exchange for 0.7805 of a share of Common Stock. The arrangement is intended to qualify as a reorganization for U.S. federal income tax purposes.
At the Effective Time, (i) all HEXO equity awards granted under HEXO’s equity compensation plans that were outstanding as of the Effective Time were adjusted such that the holder thereof will receive Common Stock, with the number of shares underlying such award (and the exercise price of such award, in the case of options) adjusted based on the Common Exchange Ratio, and (ii) each outstanding warrant exercisable for HEXO Shares was adjusted to reflect the arrangement and to account for the Common Exchange Ratio, such that the holder thereof is entitled to receive Common Stock upon exercise thereof.
The descriptions of the Arrangement Agreement and the transactions contemplated thereby are not complete and are subject to, and qualified in their entirety by reference to, the actual agreement, a copy of which is filed as Exhibit 10.1 to the Form 8-K filed by Tilray on April 10, 2023, the amendment of which is filed as Exhibit 10.1 to the Form 8-K filed by Tilray on June 2, 2023, and the terms of which are incorporated herein by reference.

DESCRIPTION OF SECURITIES
We are offering shares of our Common Stock that are issuable upon the exercise of currently outstanding Warrants previously issued by HEXO and assumed by us pursuant to the Arrangement Agreement in June 2023. The following description of our Common Stock and the Warrants summarizes the material terms and provisions thereof.
Common Stock
For a summary of the rights of our Common Stock, please read the information discussed under the heading “Description of Capital Stock” beginning on page 9 of the accompanying prospectus.
On March 16, 2023, Tilray’s stockholders formally approved the Charter Amendment, which modified Tilray’s existing certificate of incorporation by canceling its Class 1 Common Stock and re-allocating such authorized shares to Class 2 Common Stock. In addition, the Charter Amendment reclassified each issued and outstanding share of Class 2 Common Stock as one share of Common Stock of Tilray.
Warrants
The following summaries of the material terms of the December 2019 Warrants, January 2020 Warrants, April 2020 Warrants, May 2020 Warrants and August 20201 Warrants are not intended to be complete summaries of the rights and preferences of such Warrants. We urge you to read each of the Warrants, including the April 2020 Warrant Indenture, the May 2020 Warrant Indenture and the August 2021 Warrant Indenture, in their entirety for a complete description of the rights and preferences of each of the Warrants. The summaries of the provisions of the April 2020 Warrant Indenture, the May 2020 Warrant Indenture and the August 2021 Warrant Indenture are qualified in their entirety by the full text of the April 2020 Warrant Indenture, the May 2020 Warrant Indenture and the August 2021 Warrant Indenture, which are filed as exhibits to our Current Report on Form 8-K filed on June 22, 2023.
December 2019 Warrants
HEXO initially issued 7,485,032 common share purchase warrants (each, a “December 2019 Warrant”) on December 31, 2019 to certain U.S. institutional investors. As of June 20, 2023, 133,662 December 2019 Warrants are outstanding, exercisable for 58,170 shares of Common Stock after accounting for the Common Exchange Ratio.
Duration and Exercise Price. Each December 2019 Warrant has an exercise price of $315.25 per share. The December 2019 Warrants are immediately exercisable and will expire on December 31, 2024. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.
Exercisability. The December 2019 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock issuable upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of a December 2019 Warrant to the extent that the holder would own in excess of 4.99% of the outstanding Common Stock immediately after exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a December 2019 Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.
Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the December 2019 Warrants, provided that such cashless exercise shall only be permitted if the registration statement to which this prospectus is a part is not effective at the time of such exercise or if the prospectus is not available for the issuance of shares of Common Stock to the December 2019 Warrant holder.
Transferability. Subject to applicable laws, the December 2019 Warrants may be transferred at the option of the holders upon surrender of the warrant certificates to us.
Exchange Listing. There is no trading market available for the December 2019 Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the December 2019 Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the December 2019 Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the December 2019 Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their December 2019 Warrants.
Fundamental Transaction. In the event of any fundamental transaction as described in the warrant certificate and generally including any merger with or into another entity (other than an affiliate of the Company), sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then the successor or other applicable issuer must assume in writing all of our obligations under the December 2019 Warrants, including issuance of a December 2019 Warrant which is exercisable for a corresponding number of shares of Common Stock equivalent to the number of Common Stock acquirable and receivable upon exercise of the December 2019 Warrants prior to such fundamental transaction.
January 2020 Warrants
HEXO initially issued 5,988,024 common share purchase warrants (each, a “January 2020 Warrant”) on January 22, 2020 to certain U.S. institutional investors. As of June 20, 2023, 106,929 January 2020 Warrants are outstanding, exercisable for 46,536 shares of Common Stock after accounting for the Common Exchange Ratio.
Duration and Exercise Price. Each January 2020 Warrant has an exercise price of $315.25 per share. The January 2020 Warrants are immediately exercisable and will expire on January 22, 2025. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.
Exercisability. The January 2020 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock issuable upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the January 2020 Warrants to the extent that the holder would own in excess of 4.99% of the outstanding Common Stock immediately after exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a January 2020 Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.
Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the January 2020 Warrants, provided that such cashless exercise shall only be permitted if the registration statement to which this prospectus is a part is not effective at the time of such exercise or if the prospectus is not available for the issuance of shares of Common Stock to the January 2020 Warrant holder.
Transferability. Subject to applicable laws, the January 2020 Warrants may be transferred at the option of the holders upon surrender of the warrant certificates to us.
Exchange Listing. There is no trading market available for the January 2020 Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the January 2020 Warrants on any securities exchange or nationally recognized trading system.
Rights as a Stockholder. Except as otherwise provided in the January 2020 Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the January 2020 Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their January 2020 Warrants.
Fundamental Transaction. In the event of any fundamental transaction as described in the warrant certificate and generally including any merger with or into another entity (other than an affiliate of the Company), sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Common Stock, then the successor or other applicable issuer must assume in writing all of our obligations under the January 2020 Warrants, including issuance of a January 2020 Warrant which is exercisable for a corresponding number of shares of Common Stock equivalent to the number of Common Stock acquirable and receivable upon exercise of the January 2020 Warrants prior to such fundamental transaction.

April 2020 Warrants
HEXO initially issued 59,800,000 units, each consisting of one common share and one warrant (each, an “April 2020 Warrant”), on April 13, 2020 in an underwritten public offering. Each common share and April 2020 Warrant comprising a unit split immediately upon issuance. As of June 20, 2023, 845,005 April 2020 Warrants are outstanding, exercisable for 367,746 shares of Common Stock after accounting for the Common Exchange Ratio. The April 2020 Warrants are governed by the terms of the warrant indenture (the “April 2020 Warrant Indenture”), dated as of April 13, 2020, by and between HEXO and TSX Trust Company, as warrant agent. Following the closing of the Transaction, we assumed HEXO’s obligations under the April 2020 Warrant Indenture.
Duration and Exercise Price. Each April 2020 Warrant has an exercise price of $123.53 per share. The April 2020 Warrants are immediately exercisable and will expire on April 13, 2025. Pursuant to the April 2020 Warrant Indenture, the exercise price is subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, reverse stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. No adjustment in the exercise price or the number of shares of Common Stock issuable upon the exercise of the April 2020 Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would result in a change of at least 1% in the exercise price or a change in the number of shares of Common Stock issuable upon exercise by at least one one-hundredth of a share of Common Stock, as the case may be. Furthermore, no adjustment will be made in the right to acquire Common Stock if an issue of Common Stock of the Company is being made in connection with a share incentive plan, restricted share plan or share purchase plan for the benefit of directors, officers, employees, consultants or other service providers, or the satisfaction of existing instruments issued as of the date of the April 2020 Warrant Indenture.
Exercisability. The April 2020 Warrants are exercisable, at the option of each holder, in whole or in part, by delivery a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock issuable upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the April 2020 Warrants to the extent that the holder would own in excess of 4.99% of the outstanding Common Stock immediately after exercise. No fractional shares of Common Stock will be issued in connection with the exercise of an April 2020 Warrant. No cash or other consideration will be paid in lieu of fractional shares.
Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined pursuant to the April 2020 Warrant Indenture, provided that such cashless exercise shall only be permitted if the registration statement to which this prospectus is a part is not effective at the time of such exercise or if the prospectus is not available for the issuance of shares of Common Stock to the April 2020 Warrant holder.
Transferability. Subject to applicable laws, the April 2020 Warrants may be transferred at the option of the holders upon surrender of the warrant certificates to the warrant agent.
Exchange Listing. There is no trading market available for the April 2020 Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the April 2020 Warrants on any securities exchange or nationally recognized trading system.
Rights as a Stockholder. Except as otherwise provided in the April 2020 Warrant Indenture or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the April 2020 Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their April 2020 Warrants.
Buy-In Rights. We may provide certain buy-in rights to a holder if we fail to cause the warrant agent to deliver Common Stock by three trading days after the delivery to us of the notice of exercise and the aggregate exercise price (or notice of a cashless exercise). The buy-in rights apply if after the trading day after the date of such delivery by the holder, the holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock that the holder anticipated receiving from us upon exercise of the April 2020 Warrant. In this event, we will: (i) pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and (ii) at the election of holder, either (A) reinstate the portion of the April 2020 Warrant as to such number of shares of Common Stock, or (B) deliver to the holder a certificate or certificates representing such number of shares of Common Stock that would have been issued to the holder had we complied with our delivery obligations under the April 2020 Warrant Indenture.

May 2020 Warrants
HEXO initially issued 63,940,000 units, each consisting of one common share and one-half of one warrant (each full warrant, a “May 2020 Warrant”), on May 21, 2020 in an underwritten public offering. Each common share and May 2020 Warrant comprising a unit split immediately upon issuance. As of June 20, 2023, 542,277 May 2020 Warrants are outstanding, exercisable for 235,999 shares of Common Stock after accounting for the Common Exchange Ratio. The May 2020 Warrants are governed by the terms of the warrant indenture (the “May 2020 Warrant Indenture”), dated as of May 21, 2020, by and between HEXO and TSX Trust Company, as warrant agent. Following the closing of the Transaction, we assumed HEXO’s obligations under the May 2020 Warrant Indenture.
Duration and Exercise Price. Each May 2020 Warrant has an exercise price of $135.11 per share. The May 2020 Warrants are immediately exercisable and will expire on May 21, 2025. Pursuant to the May 2020 Warrant Indenture, the exercise price is subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, reverse stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. No adjustment in the exercise price or the number of shares of Common Stock issuable upon the exercise of the May 2020 Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would result in a change of at least 1% in the exercise price or a change in the number of shares of Common Stock issuable upon exercise by at least one one-hundredth of a share of Common Stock, as the case may be. Furthermore, no adjustment will be made in the right to acquire Common Stock if an issue of Common Stock of the Company is being made in connection with a share incentive plan, restricted share plan or share purchase plan for the benefit of directors, officers, employees, consultants or other service providers, or the satisfaction of existing instruments issued as of the date of the May 2020 Warrant Indenture.
Exercisability. The May 2020 Warrants are exercisable, at the option of each holder, in whole or in part, by delivery a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock issuable upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the May 2020 Warrants to the extent that the holder would own in excess of 4.99% of the outstanding Common Stock immediately after exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a May 2020 Warrant. No cash or other consideration will be paid in lieu of fractional shares.
Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined pursuant to the May 2020 Warrant Indenture, provided that such cashless exercise shall only be permitted if the registration statement to which this prospectus is a part is not effective at the time of such exercise or if the prospectus is not available for the issuance of shares of Common Stock to the May 2020 Warrant holder.
Transferability. Subject to applicable laws, the May 2020 Warrants may be transferred at the option of the holders upon surrender of the warrant certificates to the warrant agent.
Exchange Listing. There is no trading market available for the May 2020 Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the May 2020 Warrants on any securities exchange or nationally recognized trading system.
Rights as a Stockholder. Except as otherwise provided in the May 2020 Warrant Indenture or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the May 2020 Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their May 2020 Warrants.
Buy-In Rights. We may provide certain buy-in rights to a holder if we fail to cause the warrant agent to deliver Common Stock by three trading days after the delivery to us of the notice of exercise and the aggregate exercise price (or notice of a cashless exercise). The buy-in rights apply if after the trading day after the date of such delivery by the holder, the holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock that the holder anticipated receiving from us upon exercise of the May 2020 Warrant. In this event, we will: (i) pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and (ii) at the election of holder, either (A) reinstate the portion of the May 2020 Warrant as to such number of shares of Common Stock, or (B) deliver to the holder a certificate or certificates representing such number of shares of Common Stock that would have been issued to the holder had we complied with our delivery obligations under the May 2020 Warrant Indenture.

August 2021 Warrants
HEXO initially issued 49,080,024 units, each consisting of one common share and one-half of one warrant (each full warrant, an “August 2021 Warrant”), on August 24, 2021 in an underwritten public offering. Each common share and August 2021 Warrant comprising a unit split immediately upon issuance. As of June 20, 2023, 1,752,858 August 2021 Warrants are outstanding, exercisable for 762,844 shares of Common Stock after accounting for the Common Exchange Ratio. The August 2021 Warrants are governed by the terms of the warrant indenture (the “August 2021 Warrant Indenture”), dated as of August 24, 2021, by between HEXO and TSX Trust Company, as warrant agent. Following the closing of the Transaction, we assumed HEXO’s obligations under the August 2021 Warrant Indenture.
Duration and Exercise Price. Each August 2021 Warrant has an exercise price of $110.98 per share. The August 2021 Warrants are immediately exercisable and will expire on August 24, 2026. Pursuant to the August 2021 Warrant Indenture, the exercise price is subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, reverse stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. No adjustment in the exercise price or the number of shares of Common Stock issuable upon the exercise of the August 2021 Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would result in a change of at least 1% in the exercise price or a change in the number of shares of Common Stock issuable upon exercise by at least one one-hundredth of a share of Common Stock, as the case may be. Furthermore, no adjustment will be made in the right to acquire Common Stock if an issue of Common Stock of the Company is being made in connection with a share incentive plan, restricted share plan or share purchase plan for the benefit of directors, officers, employees, consultants or other service providers, or the satisfaction of existing instruments issued as of the date of the August 2021 Warrant Indenture.
Exercisability. The August 2021 Warrants are exercisable, at the option of each holder, in whole or in part, by delivery a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock issuable upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the August 2021 Warrants to the extent that the holder would own in excess of 4.99% of the outstanding Common Stock immediately after exercise. No fractional shares of Common Stock will be issued in connection with the exercise of an August 2021 Warrant. No cash or other consideration will be paid in lieu of fractional shares.
Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined pursuant to the August 2021 Warrant Indenture, provided that such cashless exercise shall only be permitted if the registration statement to which this prospectus is a part is not effective at the time of such exercise or if the prospectus is not available for the issuance of shares of Common Stock to the August 2021 Warrant holder.
Transferability. Subject to applicable laws, the August 2021 Warrants may be transferred at the option of the holders upon surrender of the warrant certificates to the warrant agent.
Exchange Listing. There is no trading market available for the August 2021 Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the August 2021 Warrants on any securities exchange or nationally recognized trading system.
Rights as a Stockholder. Except as otherwise provided in the August 2021 Warrant Indenture or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the August 2021 Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their August 2021 Warrants.
Buy-In Rights. We may provide certain buy-in rights to a holder if we fail to cause the warrant agent to deliver Common Stock by three trading days after the delivery to us of the notice of exercise and the aggregate exercise price (or notice of a cashless exercise). The buy-in rights apply if after the trading day after the date of such delivery by the holder, the holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock that the holder anticipated receiving from us upon exercise of the August 2021 Warrant. In this event, we will: (i) pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and (ii) at the election of holder, either (A) reinstate the portion of the August 2021 Warrant as to such number of shares of Common Stock, or (B) deliver to the holder a certificate or certificates representing such number of shares of Common Stock that would have been issued to the holder had we complied with our delivery obligations under the August 2021 Warrant Indenture.

USE OF PROCEEDS
As set forth under “Description of The Arrangement Agreement,” we entered into the Arrangement Agreement with HEXO. The purpose of this offering is to register the shares that may be issued upon the exercise of the Warrants pursuant to the terms of the Arrangement Agreement.
We will receive up to an aggregate of approximately $448,029,007 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The current trading price of our Common Stock is substantially below the exercise prices of the Warrants, which range from $110.98 to $315.25. On June 21, 2023, the last reported sale price of our Common Stock was $1.58 per share. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. We have agreed to pay all costs relating to the registration of the shares of Common Stock covered by this prospectus.

PLAN OF DISTRIBUTION
Subject to the terms and conditions of the Arrangement Agreement, we are registering an aggregate of up to 1,471,295 shares of Common Stock issuable upon the exercise of up to 3,380,731 Warrants. We will receive proceeds of up to $448,029,007 from the Warrants exercised in the event that all of the Warrants are exercised for cash. The current trading price of our Common Stock is substantially below the exercise prices of the Warrants, which range from $110.98 to $315.25. On June 21, 2023, the last reported sale price of our Common Stock was $1.58 per share.
No party has acted as an underwriter or placement agent in connection with the transaction.
The shares of Common Stock that may be issued in this offering will be listed on Nasdaq. The shares of Common Stock will be delivered only in book-entry form on the records of our transfer agent only upon our election to issue shares of our Common Stock.
The expenses directly related to this offering are estimated to be approximately $75,000 and will be paid by us. Expenses of the offering include our SEC registration fee, legal and accounting fees and expenses and transfer agent fees.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by DLA Piper LLP (US), New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended May 31, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K, have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Breckenridge because it was acquired by the Company in a purchase business combination during the year ended May 31, 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
This prospectus supplement is part of the Registration Statement and does not contain all the information set forth or incorporated by reference in the Registration Statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement.
•
our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, filed with the SEC on July 28, 2022, as amended by Form 10-K/A filed with the SEC on October 7, 2022 (together, the “2022 Form 10-K”);

•	the information specifically incorporated by reference into the 2022 Form 10-K from our definitive proxy statement on Schedule 14A, filed on October 3, 2022, as amended;
•
our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2022, filed with the SEC on October 7, 2022, for the quarter ended November 30, 2022, filed with the SEC on January 9, 2023, and for the quarter ended February 28, 2023, filed with the SEC on April 10, 2023;

•
our Current Reports on Form 8-K, filed on June 14, 2022, June 16, 2022, June 30, 2022, July 12, 2022, August 3, 2022, September 1, 2022, November 7, 2022, November 23, 2022, November 29, 2022, December 6, 2022, December 20, 2022, January 18, 2023, February 15, 2023, February 21, 2023, March 7, 2023, March 16, 2023, April 10, 2023, as amended on April 11, 2023, May 31, 2023, as amended on June 13, 2023 and June 2, 2023; and

•
the description of our securities as set forth in our registration statement on Form 8-A/A (File No. 001-38594), filed with the SEC on October 1, 2020, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario, Canada. Copies of the above reports may also be accessed from our web site at www.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.
Tilray Brands, Inc.
265 Talbot Street West
Leamington, Ontario, Canada
(844) 845-7291

PROSPECTUS

Class 2 Common Stock
Preferred Stock
Debt Securities
Warrants
From time to time, we or selling securityholders may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We or selling securityholders may also offer Class 2 common stock or preferred stock upon conversion of debt securities, Class 2 common stock upon conversion of preferred stock, or Class 2 common stock, preferred stock or debt securities upon the exercise of warrants.
Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more prospectus supplements and attach it to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
Our Class 2 common stock is listed on The Nasdaq Global Select Market and the Toronto Stock Exchange under the trading symbol “TLRY.” On October 4, 2022, the last sale price of our Class 2 common stock was $3.00 per share on The Nasdaq Global Select Market and C$4.05 per share on the Toronto Stock Exchange. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 7, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or selling securityholders may offer and sell shares of our Class 2 common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.
Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Unless the context requires otherwise, references in this prospectus to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray Brands, Inc. and its wholly owned subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Our Company
Tilray is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better - one person at a time - by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.
Corporate Information
Tilray Brands, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, Tilray Brands, Inc. operated its business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly-owned subsidiary of Privateer Holdings, Inc. (“Privateer Holdings”) to hold a 100% ownership interest in Tilray Brands, Inc.’s direct and indirect subsidiaries through which Tilray Brands, Inc. operated its business. Decatur was dissolved on December 27, 2018.
On December 12, 2019, Privateer Holdings merged with and into a wholly owned subsidiary of Tilray pursuant to the agreement and plan of merger and reorganization.
Pursuant to an arrangement agreement, dated as of December 15, 2020, as amended on February 19, 2021, between Tilray and Aphria Inc. (“Aphria”), Tilray implemented an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) in accordance with a plan of arrangement. The Arrangement was completed on April 30, 2021.
On January 10, 2022, Tilray, Inc. changed its corporate name to Tilray Brands, Inc., pursuant to a second certificate of amendment of the amended and restated certificate of incorporation filed with the Delaware Secretary of State (the “Name Change”), and amended and restated its Bylaws on that same date to reflect the Name Change.
Tilray’s principal executive offices are located at 265 Talbot Street West, Leamington, Ontario, Canada and its telephone number is (844) 845-7291. Its corporate website address is www.tilray.com. Information contained on or accessible through such website is not a part of this prospectus supplement, and the inclusion of the website address in this prospectus supplement is an inactive textual reference only.
Description of Securities
We or selling securityholders may offer shares of our Class 2 common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.
We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. If we or selling securityholders do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment or other options, if any; and
•	the net proceeds to us, if any.
Class 2 Common Stock. We may issue shares of our Class 2 common stock from time to time. Holders of our Class 1 common stock and Class 2 common stock have identical rights, provided that, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, each holder of Class 1 common stock is entitled to 10 votes for each share of Class 1 common stock held by such holder and each holder of Class 2 common stock is entitled to one vote for each share of Class 2 common stock held by such holder. Subject to the preferences of any outstanding shares of preferred stock, the holders of Class 2 common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of Class 2 common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of Class 2 common stock have no preemptive rights or rights to convert their Class 2 common stock into any other securities. There are no redemption or sinking fund provisions applicable to the Class 2 common stock. In this prospectus, we have summarized certain general features of the Class 2 common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any Class 2 common stock being offered.
Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority to designate up to 10,000,000 shares of preferred stock in one or more series and determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, any or all of which may be greater than the rights of the Class 2 common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the rights, preferences and privileges of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our Class 2 common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the

SEC, the form of the certificate of designation that describes the terms of the series of preferred stock being offered before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Convertible or exchangeable debt securities will be convertible into or exchangeable for our Class 2 common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.
The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants. We may issue warrants for the purchase of Class 2 common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with Class 2 common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.
Selling Securityholders
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” on page 24 of this prospectus.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. See “Use of Proceeds” on page 8 of this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.
Nasdaq Global Select Market Listing
Our Class 2 common stock is listed on The Nasdaq Global Select Market under the symbol “TLRY.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, constitute forward-looking information or forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook. Forward-looking statements are typically identified by words such as “expect”, “intend”, “anticipate”, “believe”, “contemplate”, “foresee”, “forecast”, “future”, “could”, “enable”, “potential”, “estimate”, “project”, “goal”, “plan”, “seek”, “strive”, “will”, “would”, “may” and “should” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect current beliefs of management with respect to future events and are based on information currently available to management including based on reasonable assumptions, estimates, internal and external analysis and opinions of management concerning its experience, perception of trends, current conditions and expected developments as well as other factors that management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Any information or statements that are contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements with regards to:
•	estimates of our financial information, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;
•	estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;
•	our expectation to have scalable medical and adult-use cannabis platforms to strengthen the leadership position in Canada, internationally, and eventually in the United States;
•	us being well positioned in the European cannabis markets and our ability to leverage our current European platforms;
•	strategic and financial benefits in connection with the Arrangement;
•	the legalization of cannabis in the United States and us being well positioned to compete in the United States market;
•	our ability to become the world’s leading cannabis-focused consumer branded company with $4 billion of revenue by 2024;
•	the projected growth in our market share and growth in the European Union market; and
•	our expectation to offer a diversified and branded product offering and distribution footprint, world-class cultivation, processing and manufacturing facilities.

The forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, are subject to inherent risks and uncertainties and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. The factors which could cause results to differ from current expectations include, but are not limited to:
•
we recently closed on an investment and certain transactions with HEXO Corp. (“HEXO”) and we face uncertainty with respect to our ability to realize a return on our investment and achieve expected production efficiencies and cost savings in connection with the commercial transactions with HEXO as well as the MedMen investment;

•	our business is dependent upon regulatory approvals and licenses, ongoing compliance and reporting obligations, and timely renewals;
•
government regulation is evolving, and unfavorable changes or lack of commercial legalization could impact our ability to carry on our business as currently conducted and the potential expansion of our business;

•	our production and processing facilities are integral to our business and adverse changes or developments affecting our facilities may have an adverse impact on our business;
•	we face intense competition, and anticipate competition will increase, which could hurt our business;
•	regulations constrain our ability to market and distribute our products in Canada;
•	United States regulations relating to hemp-derived CBD products are new and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives;
•	changes in consumer preferences or public attitudes about alcohol could decrease demand for our beverage alcohol products;
•
SW Brewing Company, LLC and Double Diamond Distillery LLC (d/b/a Breckenridge Distillery) each face substantial competition in the beer industry and the broader market for alcoholic beverage products which could impact our business and financial results;

•	we have a limited operating history and a history of net losses, and we may not achieve or maintain profitability in the future;
•	we are subject to litigation, arbitration and demands, which could result in significant liability and costs, and impact our resources and reputation;
•	our strategic alliances and other third-party business relationships may not achieve the intended beneficial impact and expose us to risks;
•	we may not be able to successfully identify and execute future acquisitions, dispositions or other equity transactions or to successfully manage the impacts of such transactions on our operations;
•	we are subject to risks inherent in an agricultural business, including the risk of crop failure;
•
we depend on significant customers for a substantial portion of our revenue. If we fail to retain or expand our customer relationships or significant customers reduce their purchases, our revenue could decline significantly;

•	our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources;
•	significant interruptions in our access to certain supply chains for key inputs such as raw materials, supplies, electricity, water and other utilities may impair our operations;
•	management may not be able to successfully establish and maintain effective internal controls over financial reporting;
•	the price of our common stock in public markets has experienced and may continue to experience severe volatility and fluctuations;

•	the volatility of our stock and the stockholder base may hinder or prevent us from engaging in beneficial corporate initiatives;
•
the terms of our outstanding warrants may limit our ability to raise additional equity capital or pursue acquisitions, which may impact funding of our ongoing operations and cause significant dilution to existing stockholders;

•	we may not have the ability to raise the funds necessary to settle conversions of the convertible securities in cash or to repurchase the convertible securities upon a fundamental change; and
•	we are subject to other risks generally applicable to our industry and the conduct of our business.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
Additional information on these and other factors that could affect our operations or financial results are included in reports filed by us with applicable securities regulatory authorities and may be accessed through EDGAR (www.sec.gov). These risks and other factors are also discussed in more detail in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus and any accompanying prospectus supplement.
The forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. We cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of the document containing the applicable statement. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus and any accompany prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of some of the terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and is qualified by reference to these documents. Copies of these documents have been filed with the SEC as exhibits to our periodic reports, which are incorporated by reference in this prospectus.
Except as otherwise specified below, references to voting by our stockholders contained in this “Description of Capital Stock” are references to voting by holders of capital stock entitled to attend and vote generally at general meetings of our stockholders.
Capital Stock
Our authorized capital stock is divided into:
•	233,333,333 shares of Class 1 common stock with a par value of $0.0001 per share;
•	746,666,667 shares of Class 2 common stock with a par value of $0.0001 per share; and
•	10,000,000 undesignated shares of preferred stock with a par value of $0.0001 per share.
As of October 4, 2022, 611,402,319 shares of Class 2 common stock were outstanding. We are seeking to amend our amended and restated certificate of incorporation to eliminate our Class 1 common stock, subject to achieving required shareholder approval of the proposed amendment. There are currently no shares of Class 1 common stock outstanding.
The rights and restrictions to which the Class 1 common stock and Class 2 common stock are prescribed in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation entitles our board of directors, without stockholder approval, to determine the terms of the undesignated shares of preferred stock issued by us.
Common Stock
Voting Rights
Holders of our Class 1 common stock and Class 2 common stock have identical rights, provided that, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, each holder of Class 1 common stock is entitled to 10 votes for each share of Class 1 common stock held by such holder and each holder of Class 2 common stock is entitled to one vote for each share of Class 2 common stock held by such holder.
Holders of shares of Class 1 common stock and Class 2 common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except that there will be a separate vote of our Class 1 common stock and Class 2 common stock in the following circumstances:
•	if we propose to treat the shares of a class of our common stock differently with respect to any dividend or distribution of cash, property or shares of our stock paid or distributed by us;
•	if we propose to treat the shares of a class of our common stock differently with respect to any subdivision or combination of the shares of a class of our common stock; or
•
if we propose to treat the shares of a class of our common stock differently in connection with a liquidation, dissolution or change in control (by merger, asset sale or other similar transaction) with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to our stockholders.

In addition, there will be a separate vote of and approval requirement for our Class 1 common stock in order for us to, directly or indirectly, take action in the following circumstances:
•
if we propose to amend, waive, alter or repeal any provision of our amended and restated certificate of incorporation or our amended and restated bylaws in a manner that modifies the voting, conversion or other powers, preferences or other special rights or privileges or restrictions of the Class 1 common stock; or

•
if we reclassify any outstanding shares of Class 2 common stock into shares having rights as to dividends or liquidation that are senior to the Class 1 common stock or the right to more than one vote for each share thereof.

Cumulative voting for the election of directors is not provided for in our amended and restated certificate of incorporation, which means that the holder of our Class 1 common stock can elect all of the directors then standing for election as long as it holds approximately 10.01% of all outstanding shares of our capital stock.
Dividends and Distributions
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of Class 1 common stock and Class 2 common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation Rights
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of preferred stock and payment of other claims of creditors.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.
Conversion Rights
Each share of Class 1 common stock is convertible at any time at the option of the holder into one share of Class 2 Common stock. In addition, each share of Class 1 common stock will automatically convert into one share of Class 2 common stock upon any transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain transfers described in our amended and restated certificate of incorporation, including, without limitation, certain transfers for tax and estate planning purposes. In addition, upon the date on which the outstanding shares of Class 1 common stock represent less than 10% of the aggregate number of shares of Class 1 common stock and Class 2 common stock then outstanding, all outstanding shares of Class 1 common stock shall convert automatically into Class 2 common stock, and no additional shares of Class 1 common stock will be issued.
Rights of Repurchase
We currently have no rights to repurchase shares of our common stock, except as described in “—Options and Restricted Stock Units” below.
Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to redemption.
Options and Restricted Stock Units
As of October 4, 2022, 4,714,929 shares of Class 2 common stock were issuable upon the exercise of outstanding stock options and 17,239,692 shares of Class 2 common stock were issuable upon vesting of RSUs. Pursuant to the terms of our standard option agreement, we have a right to repurchase shares of our common stock issued upon the exercise of options granted under the Amended and Restated 2018 Equity Incentive Plan if the holder of such shares ceases providing services for us for any reason.

Preferred Stock
Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series. Our board of directors also has the authority to determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock, any or all of which may be greater than the rights of the Class 1 common stock and Class 2 common stock. Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that are superior to the voting and other rights of the holders of Class 1 common stock and Class 2 common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Tilray without further action by the stockholders, and may have the effect of delaying or preventing changes in management of Tilray. In addition, the issuance of preferred stock may have the effect of decreasing the market price of the Class 2 common stock and may adversely affect the voting power of holders of Class 1 common stock and Class 2 common stock and reduce the likelihood that Class 1 common stock and Class 2 common stockholders will receive dividend payments and payments upon liquidation.
Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. This description will include:
•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price per share;
•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•
whether the preferred stock will be convertible into our Class 2 common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•
whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;
•	preemption rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•
any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.
When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Anti-Takeover Provisions
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•
permits our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provides that the authorized number of directors may be changed only by resolution of our board of directors;
•
provides that, subject to the rights of any series of preferred stock to elect directors, directors may be removed with or without cause, by the holders of a majority of our then-outstanding shares of capital stock entitled to vote generally at an election of directors for so long as key holders (including Privateer Holdings, Brendan Kennedy, Michael Blue, or Christian Groh or their permitted entities or transferees) holds a majority of our then-outstanding shares of capital stock entitled to vote generally at an election of directors, or otherwise by the holders of at least 66 2∕3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•
provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provides that any action to be taken by our stockholders may be taken by written consent or electronic transmission pursuant to Section 228 of the Delaware General Corporation Law, so long as the key holders hold a majority of our then-outstanding capital stock entitled to vote generally at an election of directors;

•
provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing and also specify requirements as to the form and content of a stockholder’s notice;

•
provides that special meetings of our stockholders may be called by the chairperson of our board of directors, our chief executive officer, by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors or, for so long as the key holders hold a majority of our then-outstanding capital stock entitled to vote generally at an election of directors, one or more stockholders that in the aggregate represent at least 50% of the total votes entitled to be cast at the meeting;

•
provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal as possible and with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of our board of directors; and

•
does not provide for cumulative voting rights, unless required by law, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose. For so long as Privateer Holdings holds a majority of our then-outstanding capital stock entitled to vote generally at an election of directors, the amendment of any of these provisions would require approval of the holders of a majority of all of our then-outstanding capital stock entitled to vote generally in the election of directors; otherwise, the amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of all of our then-outstanding capital stock entitled to vote generally in the election of directors.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. If a court were to find the exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions.
Transfer Agent and Registrar
The transfer agent and registrar for our Class 2 common stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Parkway, Ste. 300, Las Vegas, NV, 89119 and its phone number is (800) 785-7782.
Listing
Our Class 2 common stock is listed on the Nasdaq Global Select Market under the symbol “TLRY.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we or selling securityholders may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we or selling securityholders may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class 2 common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class 2 common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under the heading “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class 2 common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class 2 common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we or selling securityholders may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we or selling securityholders may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase Class 2 common stock or preferred stock, the number of shares of Class 2 common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase Class 2 common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	the performance of third-party service providers;
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
•	Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, dealers or agents, if any;
•	the name or names of the selling securityholders, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Unless stated otherwise in the prospectus supplement, the securities offered by a prospectus supplement have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada, and may only be sold in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.
We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
All securities we may offer, other than Class 2 common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the Class 2 common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class 2 common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by DLA Piper LLP (US), New York, New York. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this Prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K, have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Breckenridge because it was acquired by the Company in a purchase business combination during the year ended May 31, 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.
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our Annual Report on Form 10-K for the fiscal year ended May 31, 2022, which includes audited financial statements for the latest fiscal year, filed on July 28, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2022 (as amended, the “2022 Form 10-K”) , which includes audited financial statements for the latest fiscal year, filed on October 7, 2022;

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the information specifically incorporated by reference into the 2022 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on October 3, 2022, as well as any amendments thereto reflected in subsequent filings with the SEC;

•	our Current Reports on Form 8-K, filed on August 3, 2022 and September 1, 2022; and
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the description of our securities as set forth in our registration statement on Form 8-A/A (File No. 001-38594), filed with the SEC on October 1, 2020, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario, Canada. Copies of the above reports may also be accessed from our web site at ir.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.